Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of PennyMac Mortgage Investment Trust (the “Company”) for the quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanford L. Kurland, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STANFORD L. KURLAND
Stanford L. Kurland Chairman of the Board and Chief Executive Officer

August 10, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PennyMac Mortgage Investment Trust and will be retained by PennyMac Mortgage Investment Trust and furnished to the Securities and Exchange Commission or its staff upon request.